Exhibit 10.9

SCHOLAR ROCK HOLDING CORPORATION

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The purpose of this Amended and Restated Non-Employee Director Compensation Policy of Scholar Rock Holding Corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long- term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries. In furtherance of the purpose stated above, all non-employee directors shall be paid compensation for services provided to the Company as set forth below:

Cash Retainers

Annual Retainer for Board Membership: $50,000 for general availability and participation in meetings and conference calls of our Board of Directors, to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter.

Additional Retainers for Committee Membership:

Audit Committee Chair: $25,000

Audit Committee member: $12,500

Compensation Committee Chair: $20,000

Compensation Committee member: $10,000

Nominating and Corporate Governance Committee Chair: $12,000

Nominating and Corporate Governance Committee member: $6,000

Science, Innovation and Technology Committee Chair: $20,000

Science, Innovation and Technology Committee member: $10,000

Note: Chair and committee member retainers are in addition to retainers for members of the Board of Directors.

Equity Retainers

Initial Award: An initial, one-time equity award (the “Initial Award”) of (i) an option to purchase a number of shares of the Company’s common stock with a grant date Value (as defined below) of $400,000, rounded down to the nearest whole share , and (ii) restricted stock units, with a grant date Value of $400,000, rounded down to the nearest whole share , to each new non-employee director upon his or her election to the Board of Directors, which (y) option shall vest monthly over three years and (z) restricted stock units shall vest annually over three years commencing on the 15th day of the month of the anniversary following the date of grant, provided, however, that all vesting shall cease if the director resigns from the Board of Directors or otherwise ceases to serve as a director of the Company. If the Initial Award is in the form of a stock option, such stock option shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2018 Stock Option and Incentive Plan, as may be amended from time to time) of the Company’s common stock on the date of grant.

Annual Award: On or after each date of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), each continuing non-employee member of the Board of Directors other than a director receiving an Initial Award less than three (3) months prior to such Annual Meeting, will receive an annual equity award (the “Annual Award”) as follows:

(i) for any non-employee director who has served as a member of the Board of Directors for at least nine (9) months, (i) an option to purchase a number of shares of the Company’s common stock with a grant date Value of $232,500, rounded down to the nearest whole share (“Annual Director Option Award”)and (ii) restricted stock units, with a grant date Value of $232,500, rounded down to the nearest whole share (“Annual Director RSU Award”); and

(ii) for any non-employee director who has served as a member of the Board of Directors for less than nine (9) months but at least three (3) months, (i) an option to purchase that number of shares of the Company’s common stock equal to the number of full months served by such non-employee director as of such Annual Meeting divided by 12 (the “Applicable Fraction”) and multiplied by the Annual Director Option Award amount and (ii) restricted stock units equal to the Applicable Fraction multiplied by the Annual Director RSU Award amount, such option and restricted stock units shall vest on the earlier of the first anniversary following the date of grant or the next scheduled Annual Meeting; provided, however, that all vesting shall cease if the director resigns from the Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting. If the Annual Award is in the form of a stock option, such stock option shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2018 Stock Option and Incentive Plan) of the Company’s common stock on the date of grant.

Value: For purposes of this Policy, “Value” means (i) with respect to any award of stock options, the grant date fair value of the option (i.e., Black-Scholes Value) determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and (ii) any award of restricted stock units the product of (A) the closing market price on the Nasdaq Global Select Market (or such other market on which the Common Stock is then principally listed) of one share of Common Stock on the grant date, and (B) the aggregate number of shares of Common Stock underlying such award.

Expenses

The Company will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board or any Committee.

Amended and Restated version, adopted June 16, 2020, as amended on March 16, 2021, May 26, 2022, June 21, 2023, April 9, 2024, and May 22, 2025.